UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

CARDIAC SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19567	33-0465681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 797-3800

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2005, Cardiac Science, Inc., a Delaware corporation (“Cardiac Science”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Quinton Cardiology Systems, Inc., a Delaware corporation (“Quinton”), CSQ Holding Company, a Delaware corporation (“Holding Company”), Rhythm Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Holding Company (“Quinton Merger Sub”) and Heart Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Holding Company (“Cardiac Merger Sub”).

Additionally, in connection with the Merger Agreement, on February 28, 2005, Cardiac Science entered into a Senior Note and Warrant Conversion Agreement (the “Conversion Agreement”) with Holding Company and certain existing holders of Cardiac Science senior notes and warrants (the “Purchasers”).

The Merger Agreement

The Merger Agreement provides for the strategic combination of Cardiac Science and Quinton by means of (i) a merger of Quinton Merger Sub with and into Quinton, followed immediately by a merger of Quinton with and into Holding Company, with Holding Company surviving the merger as the surviving corporation, and (ii) a merger of Cardiac Merger Sub with and into Cardiac Science, as a result of which Cardiac Science will become a wholly-owned subsidiary of Holding Company (collectively, the “Mergers”). Following the Mergers, Holding Company will change its name to “Cardiac Science Corporation” and, upon approval by Nasdaq, anticipates that its shares of common stock will be quoted on the Nasdaq National Market under the symbol “DFIB.”

As a result of the Mergers, each issued and outstanding share of Cardiac Science common stock will be exchanged for 0.10 shares of Holding Company common stock and each issued and outstanding share of Quinton common stock will be exchanged for approximately 0.77 shares of Holding Company common stock. Additionally, the number of shares and exercise prices of outstanding options and warrants to purchase Cardiac Science and Quinton common stock will be adjusted based on the foregoing exchange ratios. Such options and warrants will be assumed by Holding Company and will represent the right to purchase shares of Holding Company common stock.

In connection with the Mergers, and pursuant to the terms of the Conversion Agreement discussed below, Cardiac Science’s senior note holders have agreed to exchange the entire balance of principal and accrued interest under such notes, or approximately $61 million, as well as warrants to purchase approximately 13.4 million shares of Cardiac Science common stock, for an aggregate of $20 million in cash and 2,843,915 shares of Holding Company common stock.

Cardiac Science and Quinton made customary representations, warranties and covenants in the Merger Agreement. Consummation of the Mergers is subject to customary closing conditions, including, among others (i) the approval of the Merger Agreement, the Mergers and any other transactions contemplated by the Merger Agreement by the stockholders of Cardiac Science and Quinton, (ii) the absence of any material adverse effect with respect to the business of Cardiac Science and Quinton and (iii) the receipt of opinions from counsel to Cardiac Science and counsel to Quinton that the Mergers will qualify as tax-free reorganizations for federal income tax purposes. The Merger Agreement contains certain termination rights for both Cardiac Science and Quinton and further provides that upon termination of the Merger Agreement under certain specified circumstances Cardiac Science or Quinton, as the case may be, may be required to pay the other a termination fee of $4 million.

Immediately following the Mergers, Holding Company will have a nine member board of directors, which will include a total of five current Quinton directors and four current Cardiac Science directors. Raymond W. Cohen, the Chairman and Chief Executive Officer of Cardiac Science, will serve as the Chairman of Holding Company, and Ruediger Naumann-Etienne, the Chairman of Quinton, will serve as the Vice-Chairman of Holding Company. In addition, John R. Hinson, the President and Chief Executive Officer of Quinton, will become the President and Chief Executive Officer of Holding Company and a member of Holding Company’s board of directors, and Michael K. Matysik, the Senior Vice President, Chief Financial Officer and Secretary of Quinton, will serve as Holding Company’s Senior Vice President, Chief Financial Officer and Secretary.

The foregoing description of the Merger Agreement and the Mergers does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Conversion Agreement

Pursuant to the Conversion Agreement, in connection with the Mergers, senior notes previously issued by Cardiac Science with an aggregate principal and accrued interest balance of approximately $61 million and warrants to purchase an aggregate of approximately 13.4 million shares of Cardiac Science common stock held by the Purchasers will be exchanged for an aggregate of $20 million in cash, payable by Holding Company, and 2,843,915 shares of Holding Company common stock (the “Conversion”). Following the Conversion, if the Purchasers continue to beneficially own at least ten percent (10%) of Holding Company’s outstanding capital stock, they will have the collective right to designate one (1) director for election to Holding Company’s board of directors.

The foregoing description of the Conversion Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Conversion Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01 Other Events.

On February 28, 2005, Cardiac Science and Quinton issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated February 28, 2005, by and between Cardiac Science, Inc., Quinton Cardiology Systems, Inc., CSQ Holding Company, Rhythm Acquisition Corporation and Heart Acquisition Corporation.

10.1	Senior Note and Warrant Conversion Agreement dated February 28, 2005, by and between Cardiac Science, Inc., CSQ Holding Company and the other signatories thereto.
99.1	Press Release issued jointly by Cardiac Science, Inc. and Quinton Cardiology Systems, Inc., dated February 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   CARDIAC SCIENCE, INC.

February 28, 2005                     /s/ Roderick de Greef
   Roderick de Greef
   Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger dated February 28, 2005, by and between Cardiac Science, Inc., Quinton Cardiology Systems, Inc., CSQ Holding Company, Rhythm Acquisition Corporation and Heart Acquisition Corporation.

10.1	Senior Note and Warrant Conversion Agreement dated February 28, 2005, by and between Cardiac Science, Inc., CSQ Holding Company and the other signatories thereto.
99.1	Press Release issued jointly by Cardiac Science, Inc. and Quinton Cardiology Systems, Inc., dated February 28, 2005.